SANTANDER HOLDINGS USA, INC.
Company

to

DEUTSCHE BANK TRUST COMPANY AMERICAS

Trustee

Eighth Supplemental Indenture

SENIOR DEBT SECURITIES

Dated as of March 1, 2017

EIGHTH SUPPLEMENTAL INDENTURE
EIGHTH SUPPLEMENTAL INDENTURE (this “Eighth Supplemental Indenture”), dated as of March 1, 2017, between SANTANDER HOLDINGS USA, INC., a corporation duly organized and existing under the laws of the Commonwealth of Virginia (the “Company”), having its principal office at 75 State Street, Boston, Massachusetts 02109, and Deutsche Bank Trust Company Americas, a New York banking corporation, having a corporate trust office at 60 Wall Street, 16th Floor, New York, New York, 10005, as Trustee (the “Trustee”).
RECITALS OF THE COMPANY
WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of April 19, 2011 (the “Base Indenture” and as supplemented by this Eighth Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of its unsecured debentures, notes or other evidences of indebtedness (the “Securities”);
WHEREAS, Sections 2.01, 3.01 and 9.01 of the Base Indenture provide that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture, without the consent of any Holders, to, among other things, establish the terms of Securities of any series as permitted by the Indenture;
WHEREAS, Section 9.01(5) of the Base Indenture provides that, without the consent of the Holders of any Securities, the Company, when authorized by a resolution of its Board of Directors and the Trustee, may enter into indentures supplemental to the Base Indenture for the purpose of, among other things, adding to or changing any provisions of the Base Indenture; provided that any such addition or change shall become effective only when there is no Outstanding Security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;
WHEREAS, this Eighth Supplemental Indenture shall not apply to any Security that is Outstanding on the date hereof and shall apply only to Securities issued after the date hereof;
WHEREAS, the Company desires to modify certain provisions of the Indenture in connection with certain legal and regulatory requirements relevant to it as an intermediate holding company of a foreign banking organization;
WHEREAS, all things necessary to make this Eighth Supplemental Indenture a legal and binding supplement to the Base Indenture in accordance with its terms and the terms of the Base Indenture have been done;
WHEREAS, the Company has complied with all conditions precedent provided for in the Base Indenture relating to this Eighth Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Eighth Supplemental Indenture.
NOW, THEREFORE:
The Company and the Trustee covenant and agree, for the equal and proportionate benefit of the Holders of the Notes, as follows:
ARTICLE 1

Scope of this Eighth Supplemental Indenture

Section 1.01. Scope of this Eighth Supplemental Indenture. The changes, modifications and supplements to the Base Indenture effected by this Eighth Supplemental Indenture effected in ARTICLE 2 hereof shall be applicable only with respect to, and govern the terms of, any series of Securities created on or after the date hereof, and shall not apply to any Security issued prior to the execution of this Eighth Supplemental Indenture (“Pre-Amendment Securities”). For the avoidance of doubt, this Eighth Supplemental Indenture shall not apply to any additional Securities issued after the date of this Eighth Supplemental Indenture that form part of a series created and the initial issuance of which occurred prior to the date of this Eighth Supplemental Indenture, all of which Securities referred to in this sentence shall constitute Pre-Amendment Securities.

ARTICLE 2

Modifications

Section 2.01. Amendment of Section 1.01

(a)Section 1.01 of the Indenture is hereby amended by adding after the definition of “corporation” a new defined term as follows:

“Covenant Breach” means, with respect to Securities of any series, any of the following events (whatever the reason for such Covenant Breach and whether it shall be voluntary or involuntary or to be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), except as may be otherwise provided pursuant to Section 3.01 for all or any specific Securities of any series:
(1)    default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is specifically dealt with in Section 5.01 or which has expressly been included in this Indenture solely for the benefit of Securities other than such Security), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Covenant Breach” hereunder; or

(2)    default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or
(3)    any other Covenant Breach provided with respect to any Securities of that series.
A Covenant Breach shall not be an Event of Default with respect to any Security, except to the extent otherwise specifically provided pursuant to Section 3.01 with respect to such Security.
(b)The definition of “Designated Subsidiary” in Section 1.01 is hereby amended and restated in its entirety as follows:

“Designated Subsidiary” means each of (i) Santander Bank, N.A., a national bank, and (ii) Santander Consumer USA Inc., an Illinois corporation.
(c)Section 1.01 of the Indenture is hereby amended by adding after the definition of “Maturity” a new defined term as follows:

“Notice of Covenant Breach” means a written notice of the kind specified in Clause (1) under the definition of “Covenant Breach” in this Section 1.01.
(d)Section 1.01 of the Indenture is hereby amended by removing the definition of “Notice of Default”.

Section 2.02. Amendment of Section 2.03.

(a)The fourth paragraph of Section 2.03 of the Indenture is hereby amended by replacing “covenants and Events of Default” with “covenants, Covenant Breaches and Events of Default”.

(b)The sixth paragraph of Section 2.03 is hereby amended by inserting “Covenant Breach or” immediately preceding each instance of “Event of Default”.

Section 2.03. Amendment of Section 3.01. Section 3.01(18) of the Indenture is hereby amended by changing “Article Ten” to “Article Eight, Article Ten or in the definition of ‘Covenant Breach’ set forth in Section 1.01”.

Section 2.04.Amendment of Section 3.05. Section 3.05(2) of the Indenture is hereby amended by replacing “an Event of Default” with “a Covenant Breach or Event of Default”.

Section 2.05.Amendment of Section 5.01. Section 5.01 of the Indenture is hereby amended and restated in its entirety as follows:

Except as may otherwise be provided pursuant to Section 3.01 for all or any specific Securities of any series, ‘Event of Default’, wherever used herein with respect to the Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2)default in the payment of the principal of or any premium on any Security of that series at its Maturity, and continuance of such default for a period of 30 days; or

(3)the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and, in the case of (A) or (B), the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(4)the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

(5)any other Event of Default provided with respect to any Securities of that series.

Section 2.06. Amendment of Section 5.02.

(a)Section 5.02 of the Indenture is hereby amended by replacing each instance of “5.01(5)” with “5.01(3)” and each instance of “5.01(6)” with “5.01(4)”.

(b)Section 5.02 of the Indenture is hereby amended by inserting the following sentence at the end of the Section:

For the avoidance of doubt, except otherwise specifically provided pursuant to Section 3.01 for all or any specific Securities of any series, neither the Trustee nor any Holders shall be entitled to accelerate the Maturity of any Security, nor shall the Maturity of any Security be otherwise accelerated, as a result of a Covenant Breach.
Section 2.07. Amendment of Section 5.03.

(a)Section 5.03(2) of the Indenture is hereby amended by inserting the phrase “and such default continues for a period of 30 days” immediately following “at the Maturity thereof”.

(b)Section 5.03 of the Indenture is hereby amended by replacing “an Event of Default” with “a Covenant Breach or Event of Default”.

Section 2.08. Amendment of Section 5.07.

(a)Section 5.07 of the Indenture is hereby amended by inserting “Covenant Breach or” immediately preceding each instance of “Event of Default”.

(b)Section 5.07 of the Indenture is hereby amended by inserting the following sentence at the end of the Section:

For the avoidance of doubt, except otherwise specifically provided pursuant to Section 3.01 for all or any specific Securities of any series, neither the Trustee nor any Holders shall be entitled to accelerate the Maturity of any Security, nor shall the Maturity of any Security be otherwise accelerated, as a result of a Covenant Breach.
Section 2.09. Amendment of Section 5.11. Section 5.11 of the Indenture is hereby amended by inserting “Covenant Breach or” immediately preceding each instance of “Event of Default”.

Section 2.10. Amendment of Section 5.13. Section 5.13 of the Indenture is hereby amended by inserting “Covenant Breach or” immediately preceding “Event of Default”.

Section 2.11. Amendment of Section 6.02.

(a)Section 6.02 of the Indenture is hereby amended by replacing “Section 5.01(4)” with “Clause (1) under the definition of ‘Covenant Breach’ in Section 1.01”.

(b)Section 6.02 of the Indenture is hereby amended by replacing “an Event of Default” with “a Covenant Breach or Event of Default”.

Section 2.12. Amendment of Section 6.03. Section 6.03(9) of the Indenture is hereby amended by replacing “default or Event of Default” with “default, Covenant Breach or Event of Default”.

Section 2.13. Amendment of Section 6.07. Section 6.07 of the Indenture is hereby amended by replacing “5.01(5)” with “5.01(3)” and “5.01(6)” with “5.01(4)”.

Section 2.14. Amendment of Section 6.08. Section 6.08 of the Indenture is hereby amended by inserting the following sentence at the end of the Section:

For the purpose of determining whether a conflicting interest exists within the meaning of the Trust Indenture Act, “default” means any event which is, or after notice or lapse of time or both would become, a Covenant Breach or Event of Default.
Section 2.15 Amendment of Section 8.01.

(a)Section 8.01 of the Indenture is hereby amended by inserting “other than any such conveyance, transfer or lease to one or more of its Subsidiaries” immediately following each instance of “substantially as an entirety to any Person”.

(b)Section 8.01(2) of the Indenture is hereby amended by inserting “Covenant Breach or” immediately preceding the first instance of “Event of Default”.

(c)Section 8.01(2) of the Indenture is hereby amended by replacing “an Event of Default” with “a Covenant Breach or Event of Default”.

Section 2.16. Amendment of Section 9.01. Section 9.01(3) of the Indenture is hereby amended by inserting “Covenant Breaches or” immediately preceding each instance of “Events of Default”.

Section 2.17. Amendment of Section 10.04. Section 10.04 of the Indenture is hereby amended by inserting the following sentence at the end of the Section:

For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, a Covenant Breach or Event of Default.
Section 2.18. Amendment of Section 10.05.

(a)Section 10.05(5) of the Indenture is hereby amended by inserting “Covenant Breach or” immediately preceding the first instance of “Event of Default”.

(b)Section 10.05(5) of the Indenture is hereby amended by replacing “an Event of Default” with “a Covenant Breach or Event of Default”.

Section 2.19. Amendment of Section 13.02. Section 13.02 of the Indenture is hereby amended by inserting the following sentence at the end of the Section:

Following a Defeasance, payment of the Securities of such series may not be accelerated because of an Event of Default (or, for the avoidance of doubt, because of a Covenant Breach).

Section 2.20. Amendment of Section 13.03. Section 13.03 of the Indenture is hereby amended and restated in its entirety as follows:

Upon the Company’s exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, (1) the Company shall be released from its obligations under Section 8.01 and Section 10.05, and any covenants provided pursuant to Section 3.01(18), 9.01(2) or 9.01(7) for the benefit of the Holders of such Securities, and (2) the occurrence of any event specified in Clause (1) under the definition of “Covenant Breach” in Section 1.01 (with respect to any of Section 8.01 and Section 10.05, and any such covenants provided pursuant to Section 3.01(18), 9.01(2) or 9.01(7)) shall be deemed not to be or result in a Covenant Breach (or for the avoidance of doubt, an Event of Default), in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 13.04 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with, and the Company shall have no liability in respect of, any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Clause (1) of the definition of “Covenant Breach” in Section 1.01), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.
Section 2.21. Amendment of Section 13.04. Section 13.04(5) of the Indenture is hereby amended by replacing “5.01(5)” with “5.01(3)” and “5.01(6)” with “5.01(4)”.
ARTICLE 3

Miscellaneous Provisions

Section 3.01. Definitions. All terms used in this Eighth Supplemental Indenture which are not otherwise defined herein shall have the meanings they are given in the Base Indenture.

Section 3.02. Trust Indenture Act of 1939. This Eighth Supplemental Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 3.03. Governing Law. This Eighth Supplemental Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of law.

Section 3.04. Duplicate Originals. The parties may sign any number of copies of this Eighth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 3.05. Separability. In case any provision in this Eighth Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.06. Ratification. The Base Indenture, as supplemented and amended by this Eighth Supplemental Indenture, is in all respects ratified and confirmed. The Base Indenture and this Eighth Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Eighth Supplemental Indenture supersede any conflicting provisions included in the Base Indenture unless not permitted by law. The Trustee accepts the trusts created by the Base Indenture, as supplemented by this Eighth Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Base Indenture, as supplemented by this Eighth Supplemental Indenture.

Section 3.07. Effectiveness. The provisions of this Eighth Supplemental Indenture shall become effective as of the date hereof.

Section 3.08. Successors. All agreements of the Company in this Eighth Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Eighth Supplemental Indenture shall bind its successors.

Section 3.09. Trustee’s Disclaimer. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Eighth Supplemental Indenture, the Notes, or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed as of the date set forth above.

Attest By: /s/ Gerard A. Chamberlain Name: Gerard A. Chamberlain Title: Assistant Secretary	SANTANDER HOLDINGS USA, INC. as the Company By: /s/ Juan Carlos Alvarez Name: Juan Carlos Alvarez Title: Treasurer & Sr. Executive Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed as of the date set forth above.

Attest By: /s/ Irina Golovashchuk Name: Irina Golovashchuk Title: Vice President	DEUTSCHE BANK TRUST COMPANY AMERICAS, as TRUSTEE BY: DEUTSCHE BANK NATIONAL TRUST COMPANY By: /s/ Jeffrey Schoenfeld Name: Jeffrey Schoenfeld Title: Vice President
By: /s/ Debra A. Schwalb Name: Debra A. Schwalb Title: Vice President